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                                                                    Exhibit 23.1





                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 15, 1997 appearing on page 56 of Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 54 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Price Waterhouse LLP
Phoenix, Arizona
September 24, 1997